UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2022

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.  Other Events.

On January 18, 2022, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”) declared its 111th consecutive quarterly dividend on common stock since the inception of the Company. The dividend of $0.20 per common share will be payable on February 28, 2022, to stockholders of record at the close of business on February 15, 2022.

In other matters, the Company expects to release its preliminary operating results for the quarter ended December 31, 2021, on January 24, 2022, and expects to host a conference call to discuss the release on January 25, 2022, at 9:30 a.m., central time. The call will be available live to interested parties by calling (toll free) 1-844-200-6205 in the United States; Canada (toll free)

1-833-950-0062 and all other locations +1-929-526-1599. Participants should use participant access code 517165. Telephone playback will be available beginning one hour following the conclusion of the call through January 29, 2022. The playback may be accessed in the United States by dialing 1-866-813-9403 (Canada: 1-226-828-7578, UK local: 0204-525-0658, and all other locations: +44-204-525-0658), and using the conference passcode 293599.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: January 20, 2022	By:	/s/ Greg A. Steffens
Greg A. Steffens
President and Chief Executive Officer

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